INVESTOR PRESENTATION THIRD QUARTER 2026

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and ChoiceOne. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements with references to future time periods are forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2025. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne. Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP financial measures as comparative tools, together with GAAP financial measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP financial measures may differ from methods used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or applicable regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this presentation. 2

Our mission is to provide superior service, quality advice, and show utmost respect to everyone we meet. Our vision is to be the best bank in Michigan. 3

COMPANY OVERVIEW

ChoiceOne Bank maintains the community feel of a small-town bank with the technological capabilities and product offerings of a larger bank.

Founded in 1898, ChoiceOne is a Michigan-based community bank combining local decision-making with modern digital capabilities, serving consumers, businesses, and municipalities statewide from west to southeast Michigan.

PERSONAL BANKING

- ❑ Highly Rated Mobile App (4.7★ on Apple App Store)
- ❑ Instant, Secure Payments Through Zelle®

BUSINESS BANKING

- ❑ Modern Treasury Platform with Best-in-Class Fraud Protection
- ❑ Integrated Invoicing and Accounting via Autobooks

MORTGAGE LENDING

- ❑ Industry leading origination platform
- ❑ End-to-End Online Applications and Disclosures
- ❑ Seamless, Efficient Customer Journey

WEALTH MANAGEMENT

- ❑ Comprehensive Trust and Fiduciary Services
- ❑ Complex Estate and Wealth Planning Solutions
- ❑ Strategic Partnership with Ameriprise Financial

SUMMARY FINANCIALS

(9/30/2026)

NASDAQ: COFS

$4.5 Billion
Total Assets

$3.7 Billion
Deposits

$3.1 Billion
Gross Loans

56
Locations Throughout, west and southeast Michigan

4

Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified

MANAGEMENT TEAM KELLY J. POTES | CEO MICHAEL J. BURKE, JR. | PRESIDENT Mr. Kelly J. Potes, CFP, joined ChoiceOne Bank in 1984 and has held Mr. Michael J. Burke Jr. has served as President at ChoiceOne since May 2020 and oversees lending and operations. Previously, he served as President, CEO, COO and Director at Lakestone Bank & Trust which was merged into ChoiceOne. Mr. Burke is highly involved in organizations in Southeast Michigan including the Lapeer Development Corporation and McLaren Lapeer Region Board of Trustees. Mr. Burke holds a Bachelor of Arts degree in Finance from the University of Michigan-Flint. various management positions including Assistant Controller, Bank Investment Portfolio Manager, Head of ALCO, Head of Bank Retail Services, and Head of Investment Services. In 1998, he left ChoiceOne Bank to become the President and Owner of Kent-Ottawa Investment Advisors, an investment advisory firm. In 2001, he returned to ChoiceOne Bank as Senior Vice President of Retail Services, and General Manager of ChoiceOne Insurance Agencies, Inc. before being named Chief Executive Officer in 2016. ADOM J. GREENLAND | EVP & CFO BRADLEY A. HENION | EVP & CLO Mr. Adom Greenland is the Executive Vice President, Chief Financial Officer and Treasurer at ChoiceOne. Mr. Greenland joined ChoiceOne in 2013 and prior to his current position held various roles including Chief Operating Officer overseeing technology and bank operations. Mr. Greenland also has over 10 years of prior experience as a Certified Public Accountant at PwC. Mr. Bradley A. Henion is the Executive Vice President and Chief Lending Officer of ChoiceOne Bank. Mr. Henion joined ChoiceOne in 2015 having previously held Senior Vice President positions with GreenStone Farm Credit Services in East Lansing, MI, and Bank of America (formerly LaSalle Bank) in Grand Rapids, MI. Mr. Henion holds a Master of Business Administration in Finance from Baker College and has a Bachelor of Science in Accountancy from Ferris State University. "With a vision to be the best bank in Michigan and a mission to provide superior service, quality advice, and show utmost respect to everyone we meet, our tech-savvy community bank is prepared to meet our customers’ financial needs, however they choose, and build solid personal relationships.” - Kelly J. Potes 5

AWARDS & ACCOMPLISHMENTS

ChoiceOne Bank has been recognized as a top-tier community bank in Michigan and in the banking industry.

Michigan Certified Development Corporation - MCDC
Community Bank Lender of the Year Award
2025



Web Marketing Association - WMA
Outstanding Website
2025

Michigan Bankers Association - MBA
Innovator of the Year
2025

Michigan Bankers Association - MBA
Financial Literacy Award
2025

Cinnaire
Michigan Community Fund
2025, 2023



Gold Award for choiceone.bank
Redesigned Website
dotComm
2024

SBA Michigan
504 Third Party Lender of the Year Award
Fiscal Year 2023

Other Awards & Accomplishments

Newsweek
Best Small Bank in Michigan
2023, 2022, & 2021

Michigan Bankers Association - MBA
Financial Literacy Award
2023, 2022, 2020, & 2019

Mastercard
Doing Well by Doing Good Segment Award
2022

ABA Foundation Community Commitment Awards
Economic Inclusion Honorable Mention
2021

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M&A HISTORY COFS M&A HISTORY Deal Profile (Announcement) Target Operating Metrics (Quarter Before Transaction Overview Target City, Announced Deal Metrics Announcement) Gross Loans Target Announcement Date Deal Value Consideration Total Assets LTM ROAA Earn back Price / Tangible book State 100.0% Stock / 0.0% Cash Fenton, MI 7/25/2025 1/6/2020 3/25/2019 $ $ $ 180.4 21.9 89.0 $ $ $ 1,749.07 $ 1,439.90 185.10 $ 147.20 616.60 $ 363.90 0.59% < 3 years 1.35x 1.40x 1.50x 76.5% Stock / 23.5% Cash 100.0% Stock / 0.0% Cash ~2.5 to 3 years Muskegon, MI Lapeer, MI 0.49% 1.13% 3.1 years Acquisition Fentura Financial, Inc. $1,749MM Assets Acquisition Community Shores Bank $185MM Assets Acquisition County Bank Corp. $617MM Assets 7 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified Note: All dollars in millions, unless otherwise noted; deals sorted by announcement date

CHOICEONE BANK FOOTPRINT 8

RECENT STATEWIDE MARKET CONSOLIDATION

In 2015, there were 135 banks with a presence in Michigan; today, there are only 92.

2015 Market Data					
Rank	Institution	State	# of Branches	Deposits in Market ($MM)	Market Share (%)
1	JPMorgan Chase & Co.	NY	251	39,108	20.5%
2	Comerica Incorporated	TX	216	27,494	14.4%
3	The PNC Financial Services Group, Inc.	PA	216	16,347	8.6%
4	Bank of America Corporation	NC	127	15,677	8.2%
5	Fifth Third Bancorp	OH	249	15,162	8.0%
6	Huntington Bancshares Incorporated	OH	191	9,490	5.0%
7	Flagstar Bancorp, Inc.	MI	100	7,885	4.1%
8	Chemical Financial Corporation	MI	199	7,304	3.8%
9	FirstMerit Corporation	OH	129	5,108	2.7%
10	Citizens Financial Group, Inc.	RI	98	4,951	2.6%
11	Talmer Bancorp, Inc.	MI	53	3,546	1.9%
12	Wells Fargo & Company	CA	19	2,691	1.4%
13	TCF Financial Corporation	MI	54	2,600	1.4%
14	Mercantile Bank Corporation	MI	54	2,281	1.2%
15	Independent Bank Corporation	MI	67	1,999	1.0%
Total	Top 15 Institutions		2,023	161,643	84.8%

2025 Market Data					
Rank	Institution	State	# of Branches	Deposits in Market ($MM)	Market Share (%)
1	JPMorgan Chase & Co.	NY	172	62,949	20.7%
2	Fifth Third Bancorp	OH	306	55,760	18.4%
3	Huntington Bancshares Incorporated	OH	298	37,449	12.3%
4	Bank of America Corporation	NC	72	31,281	10.3%
5	Flagstar Bank, National Association	NY	100	21,416	7.1%
6	The PNC Financial Services Group, Inc.	PA	123	21,197	7.0%
7	Citizens Financial Group, Inc.	RI	62	6,652	2.2%
8	Independent Bank Corporation	MI	66	5,338	1.8%
9	Mercantile Bank Corporation	MI	53	5,181	1.7%
10	Northpointe Bancshares, Inc.	MI	1	4,497	1.5%
11	First National Bancshares, Inc.	MI	3	3,739	1.2%
12	ChoiceOne Financial Services, Inc.	MI	53	3,594	1.2%
13	Wintrust Financial Corporation	IL	28	2,926	1.0%
14	Arbor Bancorp, Inc.	MI	19	2,660	0.9%
15	First Merchants Corporation	IN	32	2,525	0.8%
Total	Top 15 Institutions		1,388	267,164	88.1%

Consolidation Creates Opportunity for Scaled Community Banks

- Michigan's banking market continues to consolidate, with the number of banks declining from 135 in 2015 to 92 today. As larger institutions centralize decisions, reduce branches, and navigate integrations, customers and experienced bankers are seeking locally focused alternatives.
- ChoiceOne Bank is well positioned to benefit. Its statewide presence from west to southeast Michigan, local decision-making, and community-banking model provide a strong platform to attract customers, recruit talent, and further expand its business.

Source: S&P Capital IQ Pro

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Q3 2026 FINANCIAL HIGHLIGHTS NET INCOME EPS COST OF DEPOSITS ROA $14.5M $0.97 1.54% 1.30% $0.97 diluted EPS; $40.7M / $2.71 YTD annualized Q3 2026 annualized Q3 2026 TCE / TANGIBLE ASSETS CORE LOAN GROWTH DEPOSIT GROWTH GAAP NIM 7.29% +$33.6M 10.9% 3.67% 3.71% FTE NIM; accretion from acquired loans added 25 bps TBVPS: $21.02 4.4% annualized Q3 2026 growth annualized Q3 2026 ▪ ▪ ▪ Strong quarterly profitability with net income of $14.5 million, diluted EPS of $0.97 Core loans increased $33.6 million, or 4.4% annualized, while deposits, excluding brokered deposits, grew $95.7 million, or 10.9% annualized. Asset quality remained strong, with annualized net charge-offs of 0.08% of average loans for the third quarter of 2026, while nonperforming loans to total loans, excluding loans held for sale, were 1.25% at September 30, 2026. 11 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified

NET INTEREST MARGIN (NIM) BRIDGE: Q2 2026 TO Q3 2026 2bps 3.71% 4bps ▪ ▪ Interest income due to accretion from purchased loans increased GAAP net interest margin by 25 and 23 basis points in the third quarter of 2026 and the second quarter of 2025, respectively 2bps Estimated interest income due to accretion from purchased loans for the remainder of 2026 and 2027 using the effective interest method of amortization is $1.8 million and $6.0 million, respectively; however, actual results will be dependent on prepayment speeds and other factors 3.63% Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified note: Bridge components are approximated basis-point estimates intended for presentation clarity 12

DEPOSIT MIX – CHOICEONE BANK

Deposit Mix and Detail (9/30/2026)


Jumbo CDs (> $250k)
8%
Brokered Deposits
2%
Retail CDs (≤ $250k)
8%
Transaction-Non interest bearing
26%
MMDA & Savings
31%
Transaction-Interest bearing
25%

	Balance	% of Total
Transaction	$1,873,071	51.0%
MMDAs & Savings	1,149,821	31.3%
Retail CDs (≤ $250K)	286,788	7.8%
Jumbo CDs (> $250K)	294,614	8.0%
Brokered Deposits	67,475	1.9%
Total Deposits	$3,671,769	100.0%

Checking and Savings Deposit Mix (9/30/2026) (1)


Public Funds-Savings
13%
Business-Transactional
23%
Public Funds-Transactional
9%
$3.0 Billion
Business-Savings
13%
Retail-Savings
24%
Retail-Transactional
18%

Commentary

Best-in-Class Deposit & Treasury Solutions

Providing businesses with advanced digital cash management, payment, and reporting capabilities, including:

a) Enhanced fraud prevention and payment security tools that help safeguard accounts and transactions

b) Expanded FDIC insurance coverage through IntraFi's CDARS® and ICS® programs, enabling customers to protect larger deposit balances while maintaining a single banking relationship

- Diverse local deposit franchise of retail, business, and municipal accounts
- $1.3 billion or 35.0% of total deposits exceed the FDIC limit of $250,000, as of September 30, 2026.
- ChoiceOne continues to be proactive in managing its liquidity position at September 30, 2026. Total available borrowing capacity secured by pledged assets was $1.2 billion. ChoiceOne can increase its capacity by utilizing unsecured federal fund lines and pledging additional assets.

Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified
Note: All dollars in thousands
(1) Saving accounts include MMDAs

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DEPOSIT MIX – CHOICEONE BANK (CONT.) Deposit Mix and Detail $3,671,769 16% $3,667,391 17% $3,601,832 17% $3,567,031 18% $3,600,025 17% 3% 2% 3% 2% 3% 55% 25% 53% 26% 56% 25% 55% 25% 56% 25% Deposit Cost and Detail 14 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified Note: All dollars in thousands; costs are annualized on a quarterly basis

LOAN MIX – CHOICEONE BANK

Commentary

- Strong commercial real estate portfolio – 39.9% of CRE loans are owner occupied at September 30 2026.
- Yield on loans of 6.24% for the third quarter of 2026, including interest income due to accretion from purchased loans of 25 basis points.
- $1.2 billion of loans classified as variable rate or 39.1% of gross portfolio; $699.9 million of these loans are expected to reprice within next 12 months.
- Active residential real estate lending with sold (primarily servicing retained) and portfolio mortgages.

Loan Mix and Detail (9/30/2026) (1)



Mortgage Warehouse Advances 2%
Farm & Agriculture 2%
Consumer 1%
Constr. & Development 3%
Comm. & Industrial 13%
1-4 Family 28%
Multifamily 4%
Non Own. Occ. Comm. RE 29%
Owner Occ. Comm. RE 19%

	Balance	% of Gross Loans		Balance	% of Total Loans
Construction & Development	$ 94,989	3.1%	Consumer, Leases & Other	$ 36,412	1.2%
1-4 Family	$ 871,357	28.1%	CRE – Owner Occupied	$ 596,461	19.3%
Multifamily	$ 104,167	3.4%	CRE – Non-Owner Occupied	$ 899,200	29.0%
C&I	$ 395,118	12.7%	Mortgage Warehouse Advances	$ 42,228	1.4%
Farm & Agricultural	$ 56,668	1.8%	Total Gross Loans	$3,096,601	100.0%

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Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified
Note: All dollars in thousands; yields are annualized on a quarterly basis
(1) Detail by types per call report codes and includes loans held for sale of $1.6 million at September 30,2026

NON-OWNER OCCUPIED COMMERCIAL REAL ESTATE
PER REGULATORY CALL CODES

Non-Owner Occupied Commercial Real Estate

- Diversified local NOO CRE portfolio with average loan size of $1.1 million.
- Office-non medical loans are located in our local suburban markets with an average loan size under $1.1 million.
- High performing portfolio with only 0.72% of NOO CRE considered nonperforming.
- NOO CRE to total capital ratio of 248.1% for the holding company and 258.5% for the bank as of September 30, 2026.
- Net Lease Loans made to national credit were acquired through the Fentura Merger. ChoiceOne has ceased new origination of this category.

		Balance (1)	% of NOO CRE	% of Total Loans
Assisted Living		72,083,346	6%	2%
Construction and land Development (2)		136,313,170	12%	4%
Hotel		147,301,943	13%	5%
Industrial		98,925,870	9%	3%
Multifamily		122,868,140	11%	4%
Office-Medical		50,345,785	4%	2%
Office- Non Medical		84,893,104	8%	3%
Retail		223,858,583	20%	7%
Net Lease Loans		95,296,759	8%	3%
Self Storage		79,417,305	7%	3%
Other NOO CRE		20,121,995	2%	1%
Total	**$**	**1,131,426,000**	**100%**	**37%**

NOO CRE COMPOSITION (9/30/2026)



Other NOO CRE, 2%
Assisted Living, 6%
Construction and land Development (2), 12%
Hotel, 13%
Industrial, 9%
Multifamily, 11%
Office-Medical, 4%
Office- Non Medical, 8%
Retail, 20%
Net Lease Loans , 8%
Self Storage, 7%

Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified
(1) Detail by types per purpose code for call report codes 1E2, 1A1,1A2 and 1D loans
(2) Construction and land development contains all 1A1 and 1A2 loans

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INVESTMENT PORTFOLIO – COFS Securities Portfolio Breakdown AFS(1) Securities Portfolio Breakdown HTM (1) $527.3 $376.6 Million Million (2) (2) SECURITIES PORTFOLIO HIGHLIGHTS •Total securities portfolio of $904 million consists of high-quality securities to be used for liquidity and cash flow • 82% of securities are rated AA or higher • Unrealized losses declined by $14.2 million year-over-year as of September 30, 2026. Total Portfolio • Strong balance sheet liquidity supporting future loan growth, with $252.5 million of principal and interest over the next two years. • Modified duration of the total portfolio is 3.88 years Yield & Interest Rate Risk • Effective duration of the total portfolio is approximately 5 years ⁽³⁾ • Securities portfolio book yield increased to 2.63%, up 14 basis points from 2.49% at September 30, 2025. 17 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified (1) Securities portfolio breakdown is by book value and excludes equity securities (2) Reported value of securities: Available for sale, at fair value and held to maturity, at amortized cost net of credit losses (3) Effective Duration, which measures price sensitivity to changes in interest rates based on current model assumptions, is approximately five years for both the AFS and HTM portfolios

NON-INTEREST INCOME – COFS Diversified sources of non-interest income with multiple lines of business including Trust and Wealth Management 9/30/2026 Quarterly 8% Gain on Sale of Loans 55% Service Charges & Interchange $6.7 Million Trust and Wealth Management 20% 9% BOLI Revenue Other Income and Fees 7% 18 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified Note: Non-interest Income amounts exclude gains (losses) on sales of securities, other assets, and changes in value of equity securities

CREDIT QUALITY NET CHARGE-OFFS 0.08% ALLOWANCE TO LOANS ALLOWANCE TO NPAs TEXAS RATIO 1.16% 93% 10.49% Annualized NCOs / average loans Excludes loans held for sale Nonperforming loans (includes OREO) Percent of Nonperforming Loans with Guarantee NON-ACCRUING LOANS NPAs / TOTAL ASSETS NPLs / LOANS $36.7M 0.87% 1.25% 35.5% nonperforming loans carry partial government guarantees from the SBA or USDA Excludes loans held for sale ▪ ▪ Credit quality remains strong, with annualized net charge-offs of 0.08%, despite nonperforming loans increasing to 1.25% of total loans from 1.07% at June 30, 2026. Purchased-credit-deteriorated loans account for 0.40% of nonperforming loans; Approximately 35.5% of the loans are supported by SBA or USDA guarantees, and approximately 34.3% of nonperforming assets consist of residential real estate loans, where strong collateral values and the Bank's historical loss experience have limited realized losses. 19 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified Loans held for sale were $1.6 million at 9/30/26

CAPITAL Regulatory Ratios On July 26, 2024, ChoiceOne completed an underwritten public offering of 1,380,000 shares of its common stock at a price to the public of $25.00 per share for aggregate gross proceeds of approximately $34.5 million before deducting underwriting discounts and estimated offering expenses. 20 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified (1) See Non-GAAP Reconciliation

Nasdaq

COFS TRADES ON NASDAQ®

ChoiceOne trades on the NASDAQ Stock Exchange under its symbol, "COFS"

Market Makers in ChoiceOne

Brean Capital, LLC
Nick Bicking
614.634.4584

Raymond James & Associates
Anthony LanFranca
312.655.2961

Brean Capital, LLC
Eugene Bodo
212.655.1114

Analyst Coverage of ChoiceOne

Brean Capital, LLC
Daniel Cardenas
dcardenas@breancapital.com

D. A. Davidson & Co.
Jeff Rulis
jrulis@dadco.com

HOVDE Group
Brendan Nosal
bnosal@hovdegroup.com

Stock Registrar & Transfer Agent

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, NY 10004-1561
212.509.4000

OTHER SELECTED HIGHLIGHTS – COFS 22 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified (1) See Non-GAAP Reconciliation

APPENDIX NON-GAAP RECONCILIATION (1) Adjusted to a fully tax-equivalent basis to facilitate comparison to taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax- equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities. 23 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified

APPENDIX NON-GAAP RECONCILIATION

(dollars in thousands)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Shareholders' equity	$ 449,615	$ 465,353	$ 470,001	$ 482,679	$ 469,809
Less: goodwill	126,730	129,854	129,854	129,854	129,854
Less: core deposit intangible	31,694	31,149	29,464	27,888	26,316
Tangible common equity	$ 291,191	$ 304,350	$ 310,683	$ 324,937	$ 313,639
Common stock shares outstanding	15,018	15,001	14,960	14,950	14,919
Tangible book value per share	$ 19.39	$ 20.29	$ 20.77	$ 21.73	$ 21.02
Tangible common equity	$ 291,191	$ 304,350	$ 310,683	$ 324,937	$ 313,639
Less: accumulated other comprehensive income (loss), net	(42,197)	(35,674)	(39,505)	(34,137)	(56,423)
Tangible common equity excluding AOCI	$ 333,388	$ 340,023	$ 350,188	$ 359,074	$ 370,062
Common stock shares outstanding	15,018	15,001	14,960	14,950	14,919
Tangible book value per share excluding AOCI	$ 22.20	$ 22.67	$ 23.41	$ 24.02	$ 24.81

(dollars in thousands)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Net income	$ 14,681	$ 13,867	$ 13,704	$ 12,463	$ 14,545
Add: intangible amortization (tax affected at 21%)	1,365	1,330	1,331	1,246	1,241
Adjusted net income	$ 16,046	$ 15,197	$ 15,035	$ 13,709	$ 15,786
Average shareholders' equity	$ 438,449	$ 459,423	$ 470,395	$ 476,676	$ 479,366
Less: average goodwill	126,730	127,308	129,854	129,854	129,854
Less: average core deposit intangible	32,599	31,092	30,319	28,696	27,125
Average tangible common equity	$ 279,120	$ 301,023	$ 310,222	$ 318,126	$ 322,387
Return on average tangible common equity	23.00%	20.19%	19.39%	17.24%	19.59%

(dollars in thousands)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Total Assets	$ 4,296,902	$ 4,410,551	$ 4,394,565	$ 4,456,889	$ 4,459,105
Less: goodwill	126,730	129,854	129,854	129,854	129,854
Less: core deposit intangible	31,694	31,149	29,464	27,888	26,316
Tangible assets	$ 4,138,478	$ 4,249,548	$ 4,235,247	$ 4,299,147	$ 4,302,935
Tangible common equity	$ 291,191	$ 304,350	$ 310,683	$ 324,937	$ 313,639
Tangible common equity to tangible assets	7.04%	7.16%	7.34%	7.56%	7.29%

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Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified

APPENDIX QUARTERLY AVERAGE BALANCES AND TAX-EQUIVALENT INTEREST RATES

(Dollars in thousands)	Three Months Ended September 30, 2025			Three Months Ended June 30, 2026			Change from Q226 to Q326			Three Months Ended September 30, 2026		
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:												
Loans (1)(3)(4)(5)	$ 2,927,878	$ 47,142	6.39 %	$ 2,998,144	$ 46,364	6.20 %	$ 56,327	$ 1,675	0.04	$ 3,054,471	$ 48,039	6.24 %
Taxable securities (2)	703,045	5,249	2.96	774,014	5,633	2.92	(2,089)	20	(0.01)	771,925	5,653	2.91
Nontaxable securities (1)	287,274	1,795	2.48	275,477	1,810	2.64	(26,678)	(176)	(0.03)	248,799	1,634	2.61
Other	79,365	909	4.54	56,036	532	3.81	19,364	197	0.03	75,400	729	3.84
Interest-earning assets	3,997,562	55,095	5.47	4,103,671	54,339	5.31	46,924	1,716	0.05	4,150,595	56,055	5.36
Noninterest-earning assets	310,727			311,894			5,477			317,371		
Total assets	$ 4,308,289			$ 4,415,565			$ 52,401			$ 4,467,966		
Liabilities and Shareholders' Equity:												
Interest-bearing demand deposits	$ 1,374,827	$ 6,392	1.84 %	$ 1,363,149	$ 6,562	1.93 %	$ 86,431	$ 609	0.03	$ 1,449,580	$ 7,171	1.96 %
Savings deposits	591,653	1,125	0.75	620,744	1,516	0.98	9,350	24	(0.01)	630,094	1,540	0.97
Certificates of deposit	616,686	5,777	3.72	584,423	4,922	3.38	(493)	27	(0.02)	583,930	4,949	3.36
Brokered deposit	91,735	993	4.30	135,700	1,341	3.96	(68,102)	(670)	(0.02)	67,598	671	3.94
Borrowings	179,122	2,019	4.47	231,263	2,240	3.89	(11,452)	(53)	0.06	219,811	2,187	3.95
Subordinated debentures	48,663	701	5.72	48,597	663	5.47	88	74	0.54	48,685	737	6.01
Other	8,550	94	4.38	-	-	-	-	-	-	-	-	-
Interest-bearing liabilities	2,911,236	17,101	2.33	2,983,876	17,244	2.32	15,822	11	(0.04)	2,999,698	17,255	2.28
Demand deposits	930,346			927,628			24,555			952,183		
Other noninterest-bearing liabilities	28,258			27,385			9,334			36,719		
Total liabilities	3,869,840			3,938,889			49,711			3,988,600		
Shareholders' equity	438,449			476,676			2,690			479,366		
Total liabilities and shareholders' equity	$ 4,308,289			$ 4,415,565			$ 52,401			$ 4,467,966		
Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$ 37,994			$ 37,095			$ 1,705			$ 38,800	
Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.77 %			3.63 %			0.08 %			3.71 %
Reconciliation to Reported Net Interest Income												
Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$ 37,994			$ 37,095			$ 1,705			$ 38,800	
Adjustment for taxable equivalent interest		(397)			(398)			33			(365)	
Net interest income (GAAP)		$ 37,597			$ 36,697			$ 1,738			$ 38,435	
Net interest margin (GAAP)			3.73 %			3.59 %			0.08 %			3.67 %

(1) Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2) Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3) Loans include mortgage warehouse advances and loans held for sale.
(4) Non-accruing loan balances are included in the balances of average loans.
(5) Interest on loans included net origination fees and interest income due to accretion from purchased loans.

Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified

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APPENDIX LOANS BY LOAN CATEGORY 26 Source: Numbers based on ChoiceOne internal data as of 9/30/2026 except where specifically identified Note: Excludes loans held for sale